Exhibit 99.1

Charge Enterprises Reports Third Quarter 2023 Financial Results

●	Highest Gross Profit to date of $9.0 million, representing a 48% year-over-year increase, driven by growth in the Infrastructure segment
●	Third quarter revenues of $132.3 million, with 19% growth in the Infrastructure segment, offset by expected declines in the Telecommunications segment
●	Efficiency improvements and skillset enhancements within the EV charging operation as part of the integration of Greenspeed
●	Approximately $2 million of annualized people costs removed in conjunction with the integration of Greenspeed
●	Infrastructure segment backlog of future revenues totaled $139 million at the end of the third quarter 2023
●	Reiterate first quarter 2024 and full year 2024 positive Adjusted EBITDA

New York – November 8, 2023 – Charge Enterprises, Inc. (Nasdaq: CRGE) (“Charge” or the “Company”), today reported third quarter 2023 results. For the quarter, revenues were $132.3 million, compared with $185.9 million in the third quarter of 2022. Gross profit for the third quarter 2023 increased to $9.0 million, compared with $6.1 million in the third quarter of 2022.

"Our third quarter results were highlighted by our Infrastructure segment once again, as shown by the 19% growth in revenue and 59% growth in gross profit versus the prior year, which was driven by strong project delivery within our electrical services business and momentum within our EV charging business, including the Greenspeed acquisition," said Craig Denson, Interim Chief Executive Officer and Chief Operating Officer. "At the end of August, Stellantis selected Charge Enterprises to assist its US dealerships with their infrastructure requirements for overall power management solutions for over 2,600 Stellantis dealers nationwide, demonstrating our commitment to implementing critical EV charging infrastructure for the future.

"We are making good progress against the three fundamental objectives outlined in August. We are well underway in strategic planning for the future, along with the accompanying marketing and communications plan with our new partner, Gateway Group. We are also pleased with the progress to date on integration and leveraging our existing portfolio of companies with our most recent acquisition, Greenspeed. We are already experiencing significant benefits including operational best practices and cost efficiencies resulting in a higher quality product offering delivered to our customers in a timely manner. In fact, we have been able to remove approximately $2 million of annualized people costs from our newly combined EV charging infrastructure business. We have developed more direct and transparent go-to-market strategies in order to execute our services across all geographies as we continue leveraging our subsidiaries and capitalizing on the various strengths they possess. These combined initiatives are designed to facilitate momentum towards continued earnings growth and positive Adjusted EBITDA in the full year of 2024."

Selected Financial Information

	Three Months Ended September 30,			Nine Months Ended September 30,
		2022	Increase		2022	Increase
($ in thousands)	2023	(As Adjusted)(1)	(Decrease)	2023	(As Adjusted)(1)	(Decrease)
Total Revenues	$132,277	$185,857	$(53,580)	$473,412	$529,876	$(56,464)
Gross Profit	9,022	6,097	2,925	23,059	17,733	5,326
Net Income (Loss)	(6,951)	16,181	(23,132)	(25,009)	(11,005)	(14,004)
Adjusted EBITDA(2)	$(606)	$(1,693)	$1,087	$(5,437)	$(5,128)	$(309)

(1)

As Adjusted represents the Company's change in accounting principle for recognizing stock-based compensation expense from a graded vesting attribution method to a straight-line attribution method. The effects of the change have been retrospectively applied to all periods effective from January 1, 2023, as presented in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s 10-Q to be filed with the U.S. Securities and Exchange Commission on November 8, 2023.

(2)

Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization, and amortization of debt discount and debt issue costs adjusted for stock-based compensation, loss on impairment, (income) loss from investments, net, change in fair value of derivative liabilities, other (income) expense, net, and foreign exchange gain (loss). Refer to Appendix for definition and complete non-GAAP reconciliation for Adjusted EBITDA.

Charge Enterprise's CFO Leah Schweller commented, "While our third-quarter revenues declined compared to the same period last year, the decline was anticipated due to decreasing wholesale voice volume in our Telecommunications segment. Our Infrastructure segment continues to perform well, with strong growth driven by our electrical services, and EV charging infrastructure, thanks to our recent acquisition of Greenspeed. We are pleased with our improving loss from operations and Adjusted EBITDA results and have high confidence in achieving positive Adjusted EBITDA in the first quarter of 2024. Additionally, we expect to deliver positive Adjusted EBITDA for the full year 2024. Our backlog remains solid, and the integration of Greenspeed is progressing smoothly. We remain committed to executing our forthcoming comprehensive strategic plan, which will focus on nurturing organic growth, integrating our subsidiaries, optimizing capital allocation, and elevating cost synergies across our entire organization."

As discussed in prior quarters, the Company changed its accounting principle for recognizing stock-based compensation expense from a graded vesting attribution method to a straight-line attribution method. Additionally, subsequent to the change in accounting principle, the Company reclassified its expense related to stock-based compensation arrangements to present in the same financial statement line item as cash compensation paid to the same employees and nonemployees. As a result, the stock-based compensation financial statement line item was eliminated, and there was a corresponding change in expense reported in cost of sales, general and administrative and salaries and related benefits financial statement line items. Further details can be found within Note 2, Summary of significant accounting policies, and in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s 10-Q to be filed with the U.S. Securities and Exchange Commission on November 8, 2023.

Third Quarter 2023 Financial Results

Revenues for the third quarter 2023 decreased $53.6 million to $132.3 million, compared with $185.9 million in the third quarter of 2022. The 29% decrease in revenues was the result of lower wholesale traffic volumes in the Company’s Telecommunications segment, partially offset by increased revenues in the electrical services and EV charging installations within its Infrastructure segment.

●

Infrastructure: Revenues increased $5.0 million to $31.8 million, compared with $26.8 million in the third quarter of 2022, driven by growth related to its electrical services business and increased revenues in its EV charging business, both organically and through the recent acquisition of Greenspeed, partially offset by lower revenues in the Company's wireless broadband business due to decreased spending by wireless broadband carriers.

●	Telecommunications: Revenues decreased $58.6 million to $100.5 million, compared with $159.1 million in the third quarter of 2022, primarily attributable to the expected lower wholesale voice volume.

Gross profit for the third quarter 2023 increased $2.9 million to $9.0 million, compared with $6.1 million in the third quarter of 2022. The increase in gross profit was primarily driven by higher gross profit in the Company’s Infrastructure segment, partially offset by lower gross profit in the Company’s Telecommunications segment.

Consolidated gross margin percentage for the third quarter 2023 increased versus the prior year period, driven by higher gross margin in both of the Company’s business segments and an increasing share of revenues originating from the Company’s higher-margin Infrastructure segment.

Net loss for the third quarter 2023 was $7.0 million, compared with net income of $16.2 million in the third quarter of 2022. Expenses after gross profit were primarily due to ongoing investments the Company made to bolster its growth strategy. The largest drivers over the prior year period were:

●

$4.3 million in general and administrative expense, which represented a decrease of $0.8 million, attributable to a decrease in stock-based compensation expense, partially offset by higher insurance expense;

●

$8.9 million in salaries and related benefits, which represented a $1.0 million increase, driven by increased headcount to support the Company's growth in the past year, partially offset by a decrease in stock-based compensation;

●	$1.0 million in professional fees, which represented a $0.3 million increase, primarily related to approximately $0.5 million in non-recurring legal fees in the current period; and
●

$0.2 million in other income/(expense), net, which represented a decrease of $24.0 million, primarily due to a decrease in the gain related to the change in fair value of derivative liabilities of $28.6 million, offset by a loss on contingent liability of $3.4 million occurring in the prior year.

Net loss of $7.0 million in the third quarter 2023, adjusted for non-cash and certain one-time items, resulted in an Adjusted EBITDA loss of $0.6 million, compared with Adjusted EBITDA loss of $1.7 million in the third quarter of 2022. Refer to the Appendix for definitions and full reconciliations.

As of September 30, 2023, the Company held $57.2 million in cash, cash equivalents and marketable securities, most of which is expected to be used for operations and debt service.

For further details of the Company’s financials, please see Charge Enterprises’ Form 10-Q to be filed on November 8, 2023, with the Securities and Exchange Commission and available on Charge’s website Charge | SEC Filings. Financial statements prior to December 31, 2021, were filed with the OTC Markets.

Webcast Data

Charge Enterprises, Inc. will host a webcast at 10:30 a.m. Eastern Time today to discuss the third quarter 2023 financial results. The webcast can be accessed on the Company’s website on the Investor Relations page at Charge Enterprises, Inc.

About Charge Enterprises, Inc.

Charge Enterprises, Inc. is an electrical, broadband and EV charging infrastructure company that provides clients with end-to-end project management services. We operate in two segments: Infrastructure, which has a primary focus on EV charging, broadband and wireless, and electrical contracting services; and Telecommunications, which provides connection of voice calls, Short Message Services (SMS) and data to global carriers. Our vision is to be a leader in enabling the next wave of transportation and connectivity. By building, designing, and operating seamless infrastructure for electric vehicles, we aim to create a future where transportation is clean, efficient, and connected and to empower individuals, communities, and businesses to thrive in a more sustainable world. Our plan is to cultivate repeat customers and recurring revenues by deploying a multi-phased strategy, initially where investment in the EV charging revolution is taking place, the nation’s approximately 18,000 franchised auto dealers.

To learn more about Charge, visit Charge Enterprises, Inc.

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge's future performance. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", “potential”, "continues", "forecasts", "projects", "predicts", "intends", "anticipates", "targets" or "believes", or variations of, or the negatives of, such words and phrases or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement. Although Charge believes that the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability to achieve the expected benefits of the Greenspeed acquisition, including the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the acquisition, the business plans and strategies of Charge, Charge’s ability to satisfy its debt payment obligations or extend the maturity or refinance outstanding debt at or prior to maturity, Charge's future business development, market acceptance of electric vehicles, and continued auto maker investment in electric vehicles, the success of Charge’s retail dealership initiative and the size, scope and success of the related initial installation projects, Charge's ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, rising interest rates, macroeconomic and geopolitical conditions, and the ongoing automotive industry labor dispute and the impact on investments by our customers, and other risks discussed in Charge's filings with the U.S. Securities and Exchange Commission ("SEC"). Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC, including the factors described in the section captioned “Risk Factors” of Charge’s Annual Report on Form 10-K filed with the SEC on March 15, 2023, and subsequent reports we file from time to time with the SEC, including Charge’s Quarterly Report on Form 10-Q to be filed with the SEC on November 8, 2023, which are available on the SEC's website at www.sec.gov. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Notice Regarding Non-GAAP Measures

The press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. See the Appendix for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Contacts:

Investors

Christine Cannella

Charge Enterprises, Inc.

954-298-6518

ccannella@chargeenterprises.com

Alex Thompson
Gateway Group
949-574-3860
CRGE@gateway-grp.com

Media

Zach Kadletz
Gateway Group
949-574-3860
CRGE@gateway-grp.com

APPENDIX

CHARGE ENTERPRISES, INC.

CONSOLIDATED RESULTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
		2022	Increase	% Increase		2022	Increase	% Increase
(in thousands)	2023	(As Adjusted)	(Decrease)	(Decrease)	2023	(As Adjusted)	(Decrease)	(Decrease)

Revenues:
Infrastructure	$31,795	$26,753	$5,042	19%	$89,246	$71,804	$17,442	24%
Telecommunications	100,482	159,104	(58,622)	(37)%	384,166	458,072	(73,906)	(16)%
Total revenues	132,277	185,857	(53,580)	(29)%	473,412	529,876	(56,464)	(11)%
Cost of Sales	123,255	179,760	(56,505)	(31)%	450,353	512,143	(61,790)	(12)%
Gross profit	9,022	6,097	2,925	48%	23,059	17,733	5,326	30%
General and administrative	4,315	5,141	(826)	(16)%	14,854	17,200	(2,346)	(14)%
Salaries and related benefits	8,890	7,850	1,040	13%	27,173	23,597	3,576	15%
Professional fees	1,006	666	340	51%	1,918	2,578	(660)	(26)%
Depreciation and amortization expense	1,172	433	739	171%	3,574	1,745	1,829	105%
Income (loss) from operations	(6,361)	(7,993)	1,632	20%	(24,460)	(27,387)	2,927	11%
Other income (expenses)	151	24,166	(24,015)	(99)%	544	15,046	(14,502)	(96)%
Income tax (expense) benefit	(741)	8	(749)	(9,363)%	(1,093)	1,336	(2,429)	(182)%
Net income (loss)	$(6,951)	$16,181	$(23,132)	(143)%	$(25,009)	$(11,005)	$(14,004)	(127)%

CHARGE ENTERPRISES, INC.

SEGMENT RESULTS OF OPERATIONS

(Unaudited)

Infrastructure

	Three Months Ended September 30,				Nine Months Ended September 30,
		2022	Increase	% Increase		2022	Increase	% Increase
(in thousands)	2023	(As Adjusted)	(Decrease)	(Decrease)	2023	(As Adjusted)	(Decrease)	(Decrease)
Revenues	$31,795	$26,753	$5,042	19%	$89,246	$71,804	$17,442	24%
Cost of Sales	23,600	21,607	1,993	9%	68,619	57,538	11,081	19%
Gross profit	8,195	5,146	3,049	59%	20,627	14,266	6,361	45%
General and administrative	1,485	1,369	116	8%	4,418	4,115	303	7%
Salaries and related benefits	4,867	4,468	399	9%	14,750	12,615	2,135	17%
Professional fees	19	70	(51)	(73)%	127	212	(85)	(40)%
Depreciation and amortization expense	1,166	391	775	198%	3,539	1,618	1,921	119%
Income (loss) from operations	658	(1,152)	1,810	157%	(2,207)	(4,294)	2,087	49%
Other income (expenses)	(146)	(92)	(54)	(59)%	29	(906)	935	103%
Income tax (expense) benefit	(741)	(91)	(650)	(714)%	(1,093)	14	(1,107)	(7,907)%
Net income (loss)	$(229)	$(1,335)	$1,106	83%	$(3,271)	$(5,186)	$1,915	37%

Telecommunications

	Three Months Ended September 30,				Nine Months Ended September 30,
		2022	Increase	% Increase		2022	Increase	% Increase
(in thousands)	2023	(As Adjusted)	(Decrease)	(Decrease)	2023	(As Adjusted)	(Decrease)	(Decrease)
Revenues	$100,482	$159,104	$(58,622)	(37)%	$384,166	$458,072	$(73,906)	(16)%
Cost of Sales	99,655	158,153	(58,498)	(37)%	381,734	454,605	(72,871)	(16)%
Gross profit	827	951	(124)	(13)%	2,432	3,467	(1,035)	(30)%
General and administrative	507	514	(7)	(1)%	1,670	1,677	(7)	(0)%
Salaries and related benefits	198	187	11	6%	723	794	(71)	(9)%
Professional fees	8	27	(19)	(70)%	33	63	(30)	(48)%
Depreciation and amortization expense	6	42	(36)	(86)%	35	127	(92)	(72)%
Income (loss) from operations	108	181	(73)	(40)%	(29)	806	(835)	(104)%
Other income (expenses)	808	(4)	812	20,300%	1,433	69	1,364	1,977%
Income tax (expense) benefit	—	(255)	255	100%	—	(3)	3	100%
Net income (loss)	$916	$(78)	$994	1,274%	$1,404	$872	$532	61%

Non-Operating Corporate

	Three Months Ended September 30,				Nine Months Ended September 30,
		2022	Increase	% Increase		2022	Increase	% Increase
(in thousands)	2023	(As Adjusted)	(Decrease)	(Decrease)	2023	(As Adjusted)	(Decrease)	(Decrease)
Revenues	$-	$-	$-	-	$-	$-	$-	-
Cost of Sales	-	-	-	-	-	-	-	-
Gross profit	-	-	-	-	-	-	-	-
General and administrative	2,323	3,258	(935)	(29)%	8,766	11,408	(2,642)	(23)%
Salaries and related benefits	3,825	3,195	630	20%	11,700	10,188	1,512	15%
Professional fees	979	569	410	72%	1,758	2,303	(545)	(24)%
Income (loss) from operations	(7,127)	(7,022)	(105)	(1)%	(22,224)	(23,899)	1,675	7%
Other income (expenses)	(511)	24,262	(24,773)	(102)%	(918)	15,883	(16,801)	(106)%
Income tax (expense) benefit	-	354	(354)	(100)%	-	1,325	(1,325)	(100)%
Net income (loss)	$(7,638)	$17,594	$(25,232)	(143)%	$(23,142)	$(6,691)	$(16,451)	(246)%

Charge Enterprises, Inc.

Consolidated Balance Sheets

(Unaudited)

In thousands, except share and per share data	September 30, 2023	December 31, 2022 (As Adjusted)
Assets
Current assets
Cash and cash equivalents	$51,359	$26,837
Restricted cash	886	886
Accounts receivable net of allowances of $68 in 2023 and $322 in 2022	55,768	72,405
Inventory	317	111
Deposits, prepaids and other current assets	3,430	3,187
Investments in marketable securities	5,868	6,757
Investments in non-marketable securities	279	236
Contract assets	8,128	6,090
Total current assets	126,035	116,509

Property, plant and equipment, net	485	732
Finance lease right-of-use assets	888	341
Operating lease right-of-use assets	3,123	4,028
Non-current assets	248	240
Goodwill	25,906	12,672
Intangible assets, net	30,832	33,932
Total Assets	187,517	168,454

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$73,105	$61,644
Accrued liabilities	7,922	11,121
Contract liabilities	25,201	13,741
Derivative liability	2	6,521
Finance lease liabilities	242	112
Operating lease liabilities	1,183	1,579
Current portion of long-term debt	27,126	29,180
Total current liabilities	134,781	123,898

Non-current liabilities
Finance lease liabilities, non-current	530	146
Operating lease liabilities, non-current	1,808	2,199
Contingent consideration liability	5,758	-
Net deferred tax liability	1,072	1,410
Total Liabilities	143,949	127,653

Mezzanine Equity
Series C preferred stock (6,226,370 shares issued and outstanding at September 30, 2023, and December 31, 2022)	19,458	16,572
Total Mezzanine Equity	19,458	16,572

Commitments, contingencies and concentration risk

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized;
Series D: 1,177,023 shares issued and outstanding at September 30, 2023, and December 31, 2022	-	-
Series E: 3,200,000 shares issued and outstanding at September 30, 2023, and 0 shares outstanding at December 31, 2022	-	-
Common stock, $0.0001 par value; 750,000,000 shares authorized, 215,039,868 and 206,844,580 issued and outstanding at September 30, 2023 and December 31, 2022, respectively	21	20
Additional paid in capital	208,564	179,723
Accumulated deficit	(184,475)	(155,514)
Total Stockholders' Equity	24,110	24,229
Total Liabilities and Stockholders' Equity	$187,517	$168,454

Charge Enterprises, Inc.

Consolidated Statement of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share data	2023	2022 (As Adjusted)	2023	2022 (As Adjusted)
Revenues	$132,277	$185,857	$473,412	$529,876
Cost of sales	123,255	179,760	450,353	512,143
Gross profit	9,022	6,097	23,059	17,733

Operating expenses
General and administrative	4,315	5,141	14,854	17,200
Salaries and related benefits	8,890	7,850	27,173	23,597
Professional fees	1,006	666	1,918	2,578
Depreciation and amortization expense	1,172	433	3,574	1,745
Total operating expenses	15,383	14,090	47,519	45,120

(Loss) from operations	(6,361)	(7,993)	(24,460)	(27,387)

Other income (expenses):
Income (loss) from investments, net	675	(200)	1,637	(1,343)
Change in fair value of derivative liabilities	57	28,669	1,713	28,669
Interest expense	(1,489)	(1,015)	(4,515)	(9,939)
Loss on impairment	(56)	-	(114)	-
Other income (expense), net	848	(3,289)	1,876	(2,255)
Foreign exchange gain (loss)	116	1	(53)	(86)
Total other income (expenses), net	151	24,166	544	15,046

Income (loss) before income taxes	(6,210)	16,173	(23,916)	(12,341)

Income tax (expense) benefit	(741)	8	(1,093)	1,336

Net income (loss)	$(6,951)	$16,181	$(25,009)	$(11,005)
Less: Deemed dividend	(2,885)	-	(2,885)	(36,697)
Less: Preferred dividends	(362)	(302)	(1,086)	(922)
Net income (loss) available to common stockholders	$(10,198)	$15,879	$(28,980)	$(48,624)

Basic income (loss) per share available to common stockholders	$(0.05)	$0.07	$(0.14)	$(0.25)
Diluted income (loss) per share available to common stockholders	$(0.05)	$0.06	$(0.14)	$(0.25)

Weighted average number of shares outstanding, basic	214,273	206,225	211,423	196,126
Weighted average number of shares outstanding, diluted	214,273	231,388	211,423	196,126

Charge Enterprises, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2023	2022 (As Adjusted)
In thousands

Cash flows from Operating Activities:
Net loss	$(25,009)	$(11,005)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization	3,100	1,060
Depreciation	474	685
Stock-based compensation	15,449	20,514
Change in fair value of derivative liabilities	(1,713)	(28,669)
Amortization of debt discount	2,970	7,938
Loss on foreign currency exchange	53	86
Loss on impairment	114	-
Net loss (gain) from investments	(1,637)	1,343
Other expense, net	(1,308)	2,287
Change in deferred income taxes	(316)	(1,338)
Changes in working capital requirements:
Accounts receivable	17,934	(1,900)
Inventory	(1)	(73)
Deposits, prepaids and other current assets	(1,007)	(1,761)
Other assets / liabilities	195	(43)
Contract assets	(1,294)	(3,041)
Accounts payable	11,277	10,148
Other current liabilities	229	(1,196)
Contract liabilities	7,719	2,048
Net cash provided by (used in) operating activities	27,229	(2,917)

Cash flows from Investing Activities:
Acquisition of property, plant and equipment	(143)	(205)
Sale of intellectual property	1,308	179
Purchase of marketable securities	(27,766)	(45,430)
Sale of marketable securities	30,210	47,429
Acquisition of ANS	-	(363)
Acquisition of EV Depot	1	(1,231)
Acquisition of Greenspeed	(5,289)	-
Cash acquired in acquisitions	1,845	105
Net cash provided by investing activities	166	484

Cash flows from Financing Activities:
Proceeds from sale of common stock	-	10,000
Proceeds from sale of Series C preferred stock	-	10,845
Proceeds from sale of Series E preferred stock	1,600	-
Proceeds from exercise of warrants	2,200	1,122
Proceeds from exercise of stock options	41	164
Draws from revolving line of credit	4,717	18,802
Payments on revolving line of credit	(9,741)	(18,548)
Tax withholding payments for vested stock-based compensation	(9)	(418)
Payment on financing lease	(252)	(78)
Payment of dividends on preferred stock	(1,086)	(818)
Redemption of Series B preferred stock	-	(685)
Net cash (used in) provided by financing activities	(2,530)	20,386

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(343)	45

Net Increase in Cash and Cash Equivalents	24,522	17,998
Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	27,723	18,238
Cash, Cash Equivalents, and Restricted Cash, End of Period	$52,245	$36,236

Cash paid for interest expense	$1,454	$2,138
Cash paid for income taxes	$1,538	$485
Non-cash investing and financing activities:
Issuance of common stock for acquisition	$2,000	$17,530

Non-GAAP Measures

In this press release, the Company has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) with the following financial measures that are not calculated in accordance with GAAP: EBITDA and Adjusted EBITDA. Management uses both GAAP and non-GAAP measures to assist in making business decisions and assessing overall performance. The Company’s measurement of these non-GAAP financial measures may be different from similarly titled financial measures used by others and therefore may not be comparable. These non-GAAP financial measures should not be considered superior to the GAAP measures in the tables included within this material.

Certain information presented in this press release reflects adjustments to GAAP measures such as EBITDA and Adjusted EBITDA as an additional way of assessing certain aspects of the Company’s operations that, when viewed with the GAAP financial measures, provide a more complete understanding of its on-going business. EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization, and amortization of debt discount and debt issue costs. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation, income (loss) from investments, net, change in fair value of derivative liabilities, other (income) expense, net, and foreign exchange gain (loss).

As it related to future projections for the Company’s Adjusted EBITDA described above, the Company has not provided guidance for comparable GAAP measure or a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, income or loss from investments, change in fair value of derivative liabilities and foreign exchange gain (loss).

CHARGE ENTERPRISES, INC.

NON-GAAP RECONCILIATION

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022 (As Adjusted)	2023	2022 (As Adjusted)
Adjusted EBITDA:
Net income (loss)	$(6,951)	16,181	$(25,009)	(11,005)
Income tax expense (benefit)	741	(8)	1,093	(1,336)
Interest expense	1,489	1,015	4,515	9,939
Depreciation & Amortization	1,172	433	3,574	1,745
EBITDA	(3,549)	17,621	(15,827)	(657)
Adjustments:
Stock based compensation	4,583	5,867	15,449	20,514
(Income) loss from investments, net	(675)	200	(1,637)	1,343
Change in fair value of derivative liabilities	(57)	(28,669)	(1,713)	(28,669)
Loss on impairment	56	-	114	-
Other (income) expense, net	(848)	3,289	(1,876)	2,255
Foreign exchange adjustments	(116)	(1)	53	86
Adjusted EBITDA	$(606)	$(1,693)	$(5,437)	$(5,128)

# # #